                                                                  EXHIBIT 99.a30

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has duly increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of Maryland General Corporation Law.

     THIRD: Immediately prior to the increase the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the increase, the Corporation has the authority to issue Five Billion
(5,000,000,000) shares of capital stock.

     FOURTH: The par value of shares of the Corporation's capital stock before the increase was and after the increase is One Cent ($0.01) per shares.

     FIFTH: Immediately prior to the increase, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million
Dollars ($30,000,000). After giving effect to the increase, the aggregate par value of all shares of stock that the Corporation is authorized to issue is
Fifty Million Dollars ($50,000,000).

     SIXTH: Immediately prior to the increase, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

     Series                     Number of Shares         Aggregate Par Value
     ------                     ----------------         -------------------

    Equity Income Fund            705,000,000              $  7,050,000

    Value Fund                  1,050,000,000                10,500,000

    Real Estate Fund               50,000,000                   500,000

    Small Cap Value Fund          460,000,000                 4,600,000

    Equity Index Fund             500,000,000                 5,000,000

    Large Company Value Fund      220,000,000                 2,200,000

    Mid Cap Value Fund             15,000,000                   150,000

     SEVENTH: Immediately prior to the increase, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                              Number of
                                               Shares                Aggregate
   Series Name             Class Name         Allocated              Par Value
   -----------             ----------         ---------              ---------

  Equity Income Fund       Investor          500,000,000            $5,000,000
                           Institutional      50,000,000               500,000
                           Service                     0                     0
                           R                  10,000,000               100,000
                           Advisor           125,000,000             1,250,000
                           C                  20,000,000               200,000

  Value Fund               Investor          800,000,000            $8,000,000
                           Institutional     100,000,000             1,000,000
                           Service                     0                     0
                           Advisor           110,000,000             1,100,000
                           C                  20,000,000               200,000
                           A                  10,000,000               100,000
                           B                  10,000,000               100,000
                           C II                        0                     0

  Real Estate Fund         Investor           30,000,000              $300,000
                           Institutional      10,000,000               100,000
                           Service                     0                     0
                           Advisor            10,000,000               100,000

  Small Cap Value Fund     Investor          300,000,000            $3,000,000
                           Institutional      50,000,000               500,000
                           Service                     0                     0
                           Advisor           100,000,000             1,000,000
                           C                  10,000,000               100,000

  Equity Index Fund        Investor          100,000,000            $1,000,000
                           Institutional     400,000,000             4,000,000

 Large Company Value Fund  Investor          100,000,000            $1,000,000
                           Institutional      50,000,000               500,000
                           Service                     0                     0
                           Advisor            10,000,000               100,000
                           C                  10,000,000               100,000
                           R                  10,000,000               100,000
                           A                  30,000,000               300,000
                           B                  10,000,000               100,000
                           C II                        0                     0

  Mid Cap Value Fund       Investor           15,000,000              $150,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has allocated Four
Billion Two Hundred Million (4,200,000,000) shares of the Five Billion
(5,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per share, for an aggregate par value of Forty Two Million
($42,000,000). As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the seven (7)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

  Series                            Number of Shares         Aggregate Par Value
  ------                            ----------------         -------------------
 Equity Income Fund                   1,155,000,000             $  11,550,000

 Value Fund                           1,190,000,000                11,900,000

 Real Estate Fund                        90,000,000                   900,000

 Small Cap Value Fund                   620,000,000                 6,200,000

 Equity Index Fund                      600,000,000                 6,000,000

 Large Company Value Fund               395,000,000                 3,950,000

 Mid Cap Value Fund                      50,000,000                   500,000

     NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                             Number of
                                             Shares             Aggregate
   Series Name              Class Name       Allocated          Par Value
   -----------              ----------       ---------          ---------
  Equity Income Fund        Investor         850,000,000       $8,500,000
                            Institutional     75,000,000          750,000
                            Service                    0                0
                            R                 10,000,000          100,000
                            Advisor          200,000,000        2,000,000
                            C                 20,000,000          200,000

  Value Fund                Investor         900,000,000       $9,000,000
                            Institutional    100,000,000        1,000,000
                            Service                    0                0
                            Advisor          150,000,000        1,500,000
                            C                 20,000,000          200,000
                            A                 10,000,000          100,000
                            B                 10,000,000          100,000
                            C II                       0               0

  Real Estate Fund          Investor          50,000,000         $500,000
                            Institutional     20,000,000          200,000
                            Service                    0                0
                            Advisor           20,000,000          200,000

  Small Cap Value Fund      Investor         400,000,000       $4,000,000
                            Institutional     60,000,000          600,000
                            Service                    0                0
                            Advisor          150,000,000        1,500,000
                            C                 10,000,000          100,000

  Equity Index Fund         Investor         100,000,000       $1,000,000
                            Institutional    500,000,000        5,000,000

 Large Company Value Fund   Investor         200,000,000       $2,000,000
                            Institutional    100,000,000        1,000,000
                            Service                    0                0
                            Advisor           15,000,000          150,000
                            C                 10,000,000          100,000
                            R                 10,000,000          100,000
                            A                 50,000,000          500,000
                            B                 10,000,000          100,000
                            C II                       0                0

  Mid Cap Value Fund        Investor          50,000,000         $500,000

     TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

     THIRTEENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article EIGHTH, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article NINTH.

     IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 7th day of June, 2004.

                                         AMERICAN CENTURY
ATTEST:                                  CAPITAL PORTFOLIOS, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
------------------------------           --------------------------------------
Name:  Anastasia H. Enneking             Name:   Charles A. Etherington
Title: Assistant Secretary               Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 7, 2004                     /s/ Charles A. Etherington
                                         --------------------------------------
                                         Charles A. Etherington, Vice President